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                                                                  EXHIBIT 10.19










                             NIPSCO INDUSTRIES, INC.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


               AS AMENDED AND RESTATED EFFECTIVE SEPTEMBER 1, 1994













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                             NIPSCO INDUSTRIES, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

               AS AMENDED AND RESTATED EFFECTIVE SEPTEMBER 1, 1994


                                    ARTICLE I

                                     Purpose

     Effective as of December 23, 1982, and as subsequently amended as of January 1, 1989, Northern Indiana Public Service Company adopted the Northern Indiana Public Service Company Supplemental Executive Retirement Plan. Effective as of January 1, 1991, NIPSCO Industries, Inc. (the "Company") adopted the NIPSCO Industries, Inc. Supplemental Executive Retirement Plan (the "Plan"), to benefit the Company by providing key executives and employees with additional security in order to aid the Company in retaining its present management and, should circumstances require it, to aid the Company in attracting additions to management. The Company, by providing such additional benefits, expects key executives and employees to be available for consulting assignments to the Company after retirement, at the Company's request. The Plan was amended and restated, effective January 1, 1993 in order to clarify certain provisions. The Plan is being further amended and restated effective September 1, 1994.

     It is intended that the Plan be exempt from the reporting and disclosure requirements of Title 1 of the Employee Retirement Income Security Act of 1974 because it is an unfunded plan maintained by an employer for the purpose of providing benefits for a select group of management or highly compensated employees.


                                   ARTICLE II

                                   Definitions

2.1 Definitions: Where the following words or phrases appear in the Plan, they shall have the respective meanings set forth in the following Sections of this Article, unless the context clearly indicates to the contrary.

2.2  Principal Entities:

     a.   Plan: NIPSCO Industries, Inc. Supplemental Executive Retirement Plan.

     b. Company: NIPSCO Industries, Inc., and its subsidiaries and affiliates that adopt the Plan for the benefit of key employees, or its successor or successors.

     c. NIPSCO Pension Plan: NIPSCO Industries, Inc. and Northern Indiana Public Service Company Pension Plan Provisions Pertaining to Salaried and Non-Exempt Employees, as amended from time to time.






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     d.   Committee: The Committee appointed by the Company to administer the
          Plan.

     e. Participant: An employee or retiree participating in the Plan in accordance with the provisions of Article III.

2.3  Other Definitions:

     a. Pension: A series of monthly amounts that are payable to a person who is entitled to receive benefits under the Plan.

     b.   Retirement: A Participant's Normal or Early Retirement.

     c. Normal Retirement: Termination of employment for reasons other than death or disability after a Participant has: (1) attained age 62 years; or (2) attained age 60 years and completed at least 25 years of Service, except as otherwise provided.

     d. Early Retirement: Termination of employment for reasons other than death or disability after the Participant both has attained age 55 and completed at least ten (10) years of Service, but before the Participant's Normal Retirement, except as otherwise provided.

     e. Service: A Participant's or employee's employment or service with the Company, as defined in the NIPSCO Pension Plan, or such other employment or service date as determined by the Board of Directors of the Company.

     f. Compensation: As defined in the NIPSCO Pension Plan, but disregarding the definition of Taxable Compensation and the limitations required by Code Section 401(a)(17). In addition, for purposes of this Plan, bonuses shall be considered in full as compensation and not limited to 50% of base pay.

     g. Final Average Compensation: The result obtained by dividing the total Compensation paid to a Participant during a considered period by the number of months for which such Compensation was received. The considered period shall be the sixty (60) consecutive calendar months within the last 120 months of service which produces the highest result.

     h. Primary Social Security Benefit: The monthly amount available to a Participant at age 65 (or at Retirement, if later) under the provisions of title II of the Social Security Act in effect at the time of termination of employment, assuming the following:

          (1)  The Participant attained age 65 in the year of Retirement, and


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          (2)  The Participant earned maximum taxable wages under Section
               3121(a)(1) of the Code in all years prior to the year of Retirement. A Participant's Primary Social Security Benefit Will be deducted in accordance with Article IV, even though he may not be receiving or may not be eligible to receive Social Security benefits.

     i.   Code: The Internal Revenue of Code of 1986, as amended.


                                   ARTICLE III

                                  Participation

The Board of Directors of the Company shall select which key employees of the Company will participate in the Plan. In accordance with Article I (Purpose), it is intended that officers and certain other employees be eligible for participation.

After the Board of Directors of the Company approves participation for an individual, the Company will provide the individual with a notice of participation in the Plan and a description of the Plan.


                                   ARTICLE IV

                                  Plan Benefits

4.1 Supplemental Retirement Pension: Upon Normal Retirement, a Participant shall be eligible for a monthly Supplemental Retirement Pension calculated on a single-life basis equal to the larger of (a) or (b) below, reduced in each case by the single-life pension the Participant is eligible to receive under the NIPSCO Pension Plan.

     a.   The sum of:

     (1) 1.7% of the Participant's Final Average Compensation multiplied by the Participant's Service to a maximum of 30 years; plus

     (2) 0.6% of the Participant's Final Average Compensation multiplied by the Participant's Service in excess of 30 years.

     b.   The sum of:

     (1) 3% of the Participant's Final Average Compensation multiplied by the Participant's Service to a maximum of 20 years; plus




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     (2)  0.5% of the Participant's Final Average Compensation multiplied by the
          Participant's Service in excess of 20 years, to a maximum of 30 years;

     (3) less 5% of the Participant's Primary Social Security Benefit, multiplied by the Participant's Service to a maximum of 20 years.

     Upon Early Retirement, a Participant shall be eligible for a monthly Supplemental Retirement Pension in a reduced amount (as described in Section 4.2 below).

4.2 Reduction for Early Retirement: A Participant who terminates employment prior to Normal Retirement, but after Early Retirement, shall be eligible for a monthly Supplemental Retirement Pension in an amount determined in accordance with Section 4.1 above, but reduced as follows: (i) by six percent (6%) for each of the first two (2) years and four percent (4%) for each of the next five (5) years that commencement of the Participant's Supplemental Retirement Pension precedes the date that the Participant would attain age 62 years; or (ii) if the Participant had completed 25 years of Service at the time of his termination, by six percent (6%) for the first year and four percent (4%) for each of the next four (4) years that commencement of the Participant's Supplemental Retirement Pension precedes the date that the Participant would attain age 60 years, with a pro rata reduction for any fraction of a year.

4.3 Termination of Employment Prior to Early Retirement: Upon termination of employment prior to Early Retirement, a Participant shall be eligible for a monthly Supplemental Retirement Pension, calculated on a single-life basis equal to the excess, if any, of the pension the Participant would be eligible to receive under the NIPSCO Pension Plan, if the limitations required by Code Sections 401(a)(17) and 415, the limitation on bonuses to 50% of base pay and the potential limitations relating to Taxable Compensation were not applied, over the pension the Participant is eligible to receive under the NIPSCO Pension Plan, and commencing on the same date as the pension under the NIPSCO Pension Plan.

4.4 Supplemental Disability Pension: If a Participant becomes disabled (as determined by the Committee) while in the active employment of the Company prior to age 65, the Participant shall be eligible for a monthly Supplemental Disability Pension to age 65, calculated on a single-life basis, and equal to the larger of (a) or (b) below, reduced in each case by the basic benefit the Participant is eligible to receive under the long-term group disability insurance coverage provided under the NIPSCO options benefit plan.

     a.   The sum of:

          (1) 1.7% of the Participant's Final Average Compensation multiplied by the Participant's Service to a maximum of 30 years, plus


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          (2)  0.6% of the Participant's Final Average Compensation multiplied by the Participant's Service in excess of 30 years.

     b.   The sum of:

          (1) 3% of the Participant's Final Average Compensation multiplied by the Participant's Service to a maximum of 20 years; plus

          (2) 0.5% of the Participant's Final Average Compensation multiplied by the Participant's Service in excess of 20 years, to a maximum of 30 years;

          (3) less 5% of the Participant's Primary Social Security Benefit, multiplied by the Participant's Service to a maximum of 20 years.

     After age 65, the Participant shall be eligible for a monthly Supplemental Retirement Pension in accordance with Section 4.1, based on Service the Participant would have had if the Participant had continued working to age 65, the Participant's Final Average Compensation at the time he became disabled, the Primary Social Security Benefit determined at the time the Participant became disabled, and the single-life pension the Participant is entitled to receive at age 65 from the NIPSCO Pension Plan, determined at the time he became disabled.

4.5 Supplemental Spouse Pension: Upon the death of a Participant in active employment, his or her spouse, if any, shall be eligible to receive a monthly Supplemental Spouse Pension equal to the greater of:

     a.   25% of the Participant's Final Average Compensation; or

     b. the monthly amount that would have been payable to such surviving spouse if the Participant had elected payment of his monthly Supplemental Retirement Pension in the form of a reduced 50% joint and survivor pension, with his spouse as the contingent annuitant, terminated employment (on the date of his actual death) and then died immediately prior to the commencement of payments.

     The Supplemental Spouse Pension shall commence in the month next following the month of the Participant's death and continue for the life of such spouse. In the event that the Supplemental Spouse Pension calculated under option a. of this Section will provide a greater benefit to the spouse immediately following the Participant's death, but option b. of this Section will provide a greater monthly benefit as of the date the Participant would have attained age 55, the amount of monthly Supplemental Spouse Pension payable to the surviving spouse shall be: (1) calculated and payable under option a. during the period immediately following the Participant's death; and (2) recalculated and payable according to option
     b. beginning on the date the Participant would have attained age 55. Beginning on the earliest date that the surviving spouse could have begun receiving a benefit under the NIPSCO Pension Plan, the Supplemental Spouse Pension payable under this Section shall be reduced by the amount of benefit under the NIPSCO Pension Plan that the spouse is (or would have been) entitled to receive.


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4.6  Optional Forms of Payment: In lieu of the single-life pension described in
     Section 4.1, a Participant may elect to receive a reduced 50% joint and survivor pension with his or her spouse as the contingent annuitant. The reduction in the Participant's pension will be computed in the same manner as in the NIPSCO Pension Plan.

4.7 Retiree Death Benefit: Upon the death of a retired Participant, a lump-sum death benefit equal to 50% of his or her retiree group life insurance shall be paid to the retiree's beneficiary.

4.8  Cost of Living Adjustment: The benefits payable under Sections 4.1 through
     4.6 shall be increased in the same percentage and at the same time as cost of living adjustments are made to the pensions of salaried employees of the Company under the NIPSCO Pension Plan.

4.9 Small Benefit Amounts: At the discretion of the Committee, small benefits may be paid in quarterly, semi-annual or annual installments, or in a single lump sum.


                                    ARTICLE V

                                  Miscellaneous

5.1 Plan Financing: Except as set forth below, benefits under this Plan shall be paid from the general assets of the Company. To the extent any Participant acquires a right to receive payments hereunder, such right shall be no greater than the right of any other unsecured creditor of the Company. Notwithstanding the foregoing, the Company shall enter into a trust agreement ("Trust Agreement") whereby the Company shall agree to contribute to a trust ("Trust") for the purpose of accumulating assets to assist the Company in fulfilling its obligations to Participants hereunder. Such Trust shall include the provision that all assets of the Trust shall be subject to the creditors of the Company in the event of insolvency.

5.2 Non-Compete and Related Provisions: Benefits under this Plan may be forfeited if:

     a. A Participant, while employed by the Company or within a period of three (3) years after the Participant's termination of employment for any reason, including Retirement (the "Restrictive Period"), engages in activity or employment that directly or indirectly competes with the business of the Company, including, but not by way of limitation, by directly or indirectly owning, managing, operating, controlling, financing, or by directly or indirectly serving as an employee, officer or director of or consultant to, or by soliciting or inducing, or attempting to solicit or induce, any employee or agent of the Company to terminate employment with the Company, and become employed by, any person, firm, partnership, corporation, trust or other entity that provides commodities, products or services to customers of the Company of the same type as commodities, products or services provided by the Company (the "Restrictive Covenant"). The foregoing Restrictive Covenant shall not prohibit a Participant from owning directly or indirectly capital stock or similar securities


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          which are listed on a securities exchange or quoted on the National
          Association of Securities Dealers Automated Quotation System which do not represent more than one percent (1%) of the outstanding capital stock of any such entity; or

         b. A Participant performs any action or makes any statement that is detrimental to the Company, unless such action or statement is retracted to the Company's satisfaction after the Participant is notified regarding such action or statement.

5.3 Nonguarantee of Employment: Participation in the Plan does not limit the right of the Company to discharge any individual with or without cause.

5.4 Nonalienation of Benefits: A Participant may not assign or transfer any benefits under this Plan.

5.5 Plan Amendment or Termination: The Chairman of the Board of Directors may amend any provision of this Plan except for Article III and Article IV, which may only be amended by the Company. The Company may terminate the Plan at any time, except that any benefits that are payable due to a retirement, death or disability occurring prior to the amendment or termination shall not be reduced or discontinued. No amendment or termination of the Plan shall directly or indirectly deprive any current or former Participant (or beneficiary) of all or any portion of any Supplemental Retirement Benefit or surviving spouse benefit, the payment of which has commenced prior to the effective date of such amendment or termination, or which would be payable if the Participant terminated employment for any reason on such effective date. Upon termination of the Plan, distribution of Supplemental Retirement Benefits and any surviving spouse benefits shall be made to Participants, spouses or beneficiaries in the manner and at the time described in Article IV of the Plan. No additional Supplemental Retirement Benefits shall be earned after termination of the Plan, except as provided in Section 6.3.




5.6  Indemnification:

     a. Limitation of Liability: Notwithstanding any other provision of the Plan or the Trust, none of the Company or any member of the Committee, or an individual acting as an employee or agent of any of them, shall be liable to any Participant or former Participant, or any beneficiary or eligible spouse of any Participant or former Participant, for any claim, loss, liability or expense incurred in connection with the Plan or the Trust, except when the same shall have been judicially determined to be due to the willful misconduct of such person.

     b. Indemnity: The Company shall indemnify and hold harmless each member of the Committee, or any employee of the Company or any individual acting as an employee or agent of either of them (to the extent not indemnified or saved harmless

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          under any liability insurance or any other indemnification arrangement with respect to the Plan or the Trust) from any and all claims, losses, liabilities, costs and expenses (including attorneys' fees) arising out of any actual or alleged act or failure to act made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto with respect to the administration of the Plan or the Trust, except that no indemnification or defense shall be provided to any person with respect to any conduct that has been judicially determined, or agreed by the parties, to have constituted willful misconduct on the part of such person, or to have resulted in his receipt of personal profit or advantage to which he is not entitled. In connection with the indemnification provided by the preceding sentence, expenses incurred in defending a civil or criminal action, suit or proceeding, or incurred in connection with a civil or criminal investigation, may be paid by the Company in advance of the final disposition of such action, suit, proceeding, or investigation, as authorized by the Committee in the specific case, upon receipt of an undertaking by or on behalf of the party to be indemnified to repay such amount unless it shall ultimately be determined that the person is entitled to be indemnified by the Company pursuant to this paragraph.

     c. Severability: Each of the Sections contained in the Plan, and each provision in each Section, shall be enforceable independently of every other Section or provision in the Plan, and the invalidity or unenforceability of any Section or provision shall not invalidate or render unenforceable any other Section or provision contained herein. If any Section or provision in a Section is found invalid or unenforceable, it is the intent of the parties that a court of competent jurisdiction shall reform the Section or provision to produce its nearest enforceable economic equivalent.

5.7 Action by Company: Any action required or permitted of the Company under the Plan shall be by resolution of its Board of Directors or by a duly authorized committee of its Board of Directors, or by a person or persons authorized by resolution of its Board of Directors or such committee.


                                   ARTICLE VI

                                Change in Control

6.1 Change in Control: A Change in Control shall be deemed to take place on the occurrence of any of the following events:

     a. The acquisition by an entity, person or group (including all Affiliates or Associates of such entity, person or group) of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, of capital stock of the Company entitled to exercise more than thirty percent (30%) of the outstanding voting power of all capital stock of the Company entitled to vote in elections of directors ("Voting Power");


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     b.   The effective time of (i) a merger or consolidation of the Company with one or more other corporations as a result of which the holders of the outstanding Voting Power of the Company immediately prior to such merger or consolidation (other than the surviving or resulting corporation or any Affiliate or Associate thereof) hold less than fifty percent (50%) of the Voting Power of the surviving or resulting corporation, or (ii) a transfer of thirty percent (30%) of the Voting Power, or a Substantial Portion of the Property, of the Company other than to an entity of which the Company owns at least fifty percent (50%) of the Voting Power; or

     c. The election to the Board of Directors of the Company of candidates who were not recommended for election by the Board of Directors of the Company in office immediately prior to the election, if such candidates constitute a majority of those elected in that particular election.

     d. For purposes of this Article, the term: (1) "Affiliates and Associates" shall have the meaning given it in Rule 12b-2 under the Securities Exchange Act of 1934; and (2) "Substantial Portion of the Property of the Company" shall mean fifty percent (50%) of the aggregate book value of the assets of the Company and its Affiliates and Associates as set forth on the most recent balance sheet of the Company, prepared on a consolidated basis, by its regularly employed, independent, certified public accountants.

     e. Notwithstanding the foregoing, a Change in Control shall not be deemed to take place with respect to a Participant by virtue of any transaction in which the Participant is a participant in a group effecting an acquisition of the Company and, after such acquisition, the Participant holds an equity interest in the entity that has acquired the Company.

6.2 Potential Change in Control: A "Potential Change in Control" shall include any of the following:

     a. The delivery to the Company by any "person," as defined in Section 13(d) (3) of the Act, of a statement containing the information required by Schedule 13-D under the Act, or any amendment to any such statement, that shows that such person has acquired, directly or indirectly, the beneficial ownership of (i) more than twenty percent (20%) of any class of equity security of the Company entitled to vote as a class in the election or removal from office of directors, or
          (ii) more than twenty percent (20%) of the voting power of any group of classes of equity securities of the Company entitled to vote as a single class in the election or removal from office of directors.

     b. The Company becomes aware that preliminary or definitive copies of a proxy statement and information statement or other information have been filed with the Securities and Exchange Commission pursuant to Rule 14a-6, Rule 14c-5, or Rule 14f-1 under the Act relating to a proposed change in control of the Company.


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     c.   The delivery to the Company pursuant to Rule 14d-3 under the Act of a
          Tender Offer Statement relating to equity securities of the Company.

     d. The Board of Directors of the Company adopts a resolution to the effect that for purposes of this Trust a Potential Change in Control has occurred.

6.3 Additional Service and Compensation Upon Change in Control: With respect to a Participant who, pursuant to contract with the Company, is entitled to compensation from the Company for an additional 36 months in the event that, within 24 months after a Change in Control, the Participant's employment is terminated by the Company for any reason other than Good Cause, or the Participant terminates employment with the Company for Good Reason, such Participant's years of Service under Section 2.3 and Supplemental Retirement Pension under Section 4.1 of the Plan shall be calculated as if the Participant had continued in employment with the Company for an additional 36 months, at the rate of Compensation in effect immediately prior to his employment termination; provided that, in no event shall the counting of a Participant's Compensation during this 36 month period reduce his Final Average Compensation figure below its highest level prior to the Participant's termination of employment.

6.4 Waiver of Service and Age Requirements Upon Change in Control: A Participant whose employment is terminated upon or after a Change in Control, but prior to Early Retirement shall be eligible for the Supplemental Retirement Pension specified in Section 4.1, rather than the Supplemental Retirement Pension specified in Section 4.3, commencing at Normal Retirement, except that the Participant may elect to begin receiving such Supplemental Retirement Pension at any time after attaining age 55 years, subject to the reduction specified in Section 4.2.

6.5 Funding of Plan Benefits Upon Change in Control: Upon a Potential Change in Control, the Committee shall identify the amount by which the present value of all benefits earned to date under the Plan (after offsets) exceeds the value of the applicable Trust assets, calculated using the Pension Benefit Guaranty Corporation immediate annuity interest rate as of the date of the Potential Change in Control, the 1983 GAM mortality tables, and the most valuable optional payment form (the "Full Funding Amount"), and the Company shall contribute such Full Funding Amount to the Trust. Each Participant's benefits for purposes of calculating present value shall be the highest benefit the Participant would have under the Plan within the six (6) months following a Potential Change in Control, assuming that the Participant's employment continues for six (6) months at the same rate of Compensation, and that the Participant receives any benefit enhancement provided by the Plan, or any other agreement, upon a Change in Control.

6.6 Plan Administration and Amendment Upon a Change in Control: Upon and after a Change in Control, the Company no longer shall have the power to appoint or remove members of the Committee, nor the power to approve legal counsel or actuaries employed by the Committee. Upon and after a Change in Control only the Committee members shall have the power to appoint or remove members. If, at any time after a Change in Control, all


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

     members of the Committee have been removed or resigned, then all of the powers, rights and duties vested in the Committee by Article VII below shall be vested in the trustee of the Trust.

6.7 Committee Discretion to Pay Lump Sum After a Change in Control: Upon and after a Change in Control, the Committee may, in its sole discretion, distribute, or cause the trustee under the Trust to distribute, to a Participant the present value (determined in accordance with the assumptions in Section 6.5) of the Participant's Supplemental Retirement Pension, Supplemental Disability Pension, and any other benefit payable under this Plan, in a lump sum payment.

6.8  Definitions:

     a.   Good Cause: shall be deemed to exist if, and only if the Participant:
          (1) engages in acts or omissions constituting dishonesty, intentional breach of fiduciary obligation, intentional wrongdoing or malfeasance, in each case that results in substantial harm to the Company; or (2) is convicted of a criminal violation involving fraud or dishonesty.

     b. Good Reason: shall exist if: (1) there is a significant change in the nature or scope of the Participant's authority or duties; (2) there is a significant reduction in the Participant's monthly rate of Base Salary or benefits; or (3) the Company changes by 100 miles or more, the principal location in which the Participant is required to perform services.


                                   ARTICLE VII


                       Plan Administration: The Committee

7.1 Committee Membership: The Company shall appoint a Committee to administer the Plan. A Committee member may resign at any time by giving thirty days' advance written notice to the Company and the other Committee members. The Company may remove a Committee member by giving advance written notice to him and the other Committee members.

7.2 General Powers, Rights and Duties: The committee has the following powers, rights and duties in addition to those given it elsewhere in the Plan:

     a. To select a chairman and secretary, if it believes it advisable, who may, but need not, be Committee members.

     b. To interpret the Plan and determine all questions arising in the administration, interpretation and application of the Plan, including, but not limited to the power to determine the rights or eligibility of employees or




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



          Participants and their beneficiaries, and the amount of their respective benefits under the Plan, and to remedy ambiguities, inconsistencies or omissions.

     c. To adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan.

     d. To enforce the Plan and the rules and regulations, if any, adopted by the Committee as above.

     e. To direct the trustee as respects benefit payments or other distributions from the Trust fund pursuant to the provisions of the Plan.

     f. To furnish the Company with such information as may be required by it for tax or other purposes as respects the Plan.

     g. To employ agents, attorneys, accountants, actuaries or other persons (who also may be employed by the Company) and to allocate or delegate to them such powers, rights and duties as the Committee may consider necessary or advisable to properly carry out the administration of the Plan, including maintaining the accounts of Participants, provided that such allocation or delegation, and the acceptance thereof by such agents, attorneys, accountants, actuaries or other persons, shall be in writing.

7.3 Manner of Action: During a period in which two or more Committee members are acting, the following provisions shall apply where the context admits:

     a. A Committee member by writing may delegate any or all of his rights, powers, duties and discretion to any other Committee member, with the consent of the latter.

     b. The Committee members may act by meeting, or by writing signed without meeting, and may sign any document by signing one document or concur rent documents.

     c. An action or a decision of a majority of the Committee members as to a matter shall be as effective as if taken or made by all Committee members.

     d. If, because of the number qualified to act, there is an even division of opinion among the Committee members as to a matter, the Company shall decide the matter; except that this provision shall not apply upon or after a Change in Control.


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




     e. The certificate of the secretary of the Committee or of a majority of the Committee members that the Committee has taken or authorized any action shall be conclusive in favor of any person relying on the certificate.

7.4 Information Required by Committee: The Company shall furnish the Committee with such data and information as the Committee may deem necessary or desirable in order to administer the Plan. The records of the Company as to an employee's or Participant's period or periods of employment, termination of employment and the reason therefor, reemployment and Compensation will be conclusive on all persons unless determined to the Committee's satisfaction to be incorrect. Participants and other persons entitled to benefits under the Plan also shall furnish the committee with such evidence, data or information as the Committee considers necessary or desirable to administer the Plan.

7.5  Committee Decision Final: Subject to applicable law, and the provisions of
     Section 7.6, any interpretation of the provisions of the Plan and any decision on any matter within the discretion of the Committee made by the Committee in good faith shall be binding on all persons. To the extent not inconsistent with this Plan, all definitions, terms and provisions set forth in the NIPSCO Pension Plan, including with respect to the administrative powers and duties of the Committee, the expenses of administration, and the procedures for filing claims, also shall be applicable with respect to this Plan.

7.6 Claims Procedure: In the event that a Participant (or beneficiary) makes a claim for benefits under the Plan to the Committee and such claim is denied in whole or in part by the Committee, the Committee will notify the Participant (or beneficiary) of the denial. Such notification will be made in writing, within 90 days of the date the claim is received by the Committee. The notification will include: (i) the specific reasons for the denial; (ii) specific reference to the Plan provisions upon which the denial is based; (iii) a description of any additional information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the applicable review procedures.

     The Participant (or beneficiary) has 60 days from the date he receives notice of a claim denial to file a written request for review of the denial with the Committee. The Committee will review the claim denial and inform the Participant (or beneficiary) in writing of its decision within 60 days of the date the claim review request is received by the Committee. This decision will be final.


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